Exhibit 99.1

SPX Reports Second Quarter 2017 Results

Q2 GAAP Loss Per Share of ($0.19); Adjusted EPS* of $0.44
Solid Core Operational Performance and Margin Expansion Continues
Increasing Full-Year Adjusted EPS* Guidance Range to $1.65-$1.75
$22.9 million Charge for the South African Projects;
Timeline for Substantial Completion of Projects Accelerated to End of 2019

CHARLOTTE, N.C., August 3, 2017 /Globe Newswire/ -- SPX Corporation (NYSE:SPXC) today reported results for the quarter ended July 1, 2017.

The results and guidance in this release include non-GAAP financial measures, including “Core” results, “adjusted operating income (loss)” and “adjusted earnings (loss) per share.” To provide clarity to its operating results, the company reports “Core” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects. Other items adjusted out of operating income and earnings per share consist of non-service pension items as well as an adjustment to the gain on the sale of Dry Cooling that was recorded in Q2 2016.

Gene Lowe, President and CEO, remarked, “Operational initiatives helped to drive very strong results during the quarter, including significant margin increases in our Core Engineered Solutions and Detection & Measurement segments. Specifically, our operating model shift in process cooling, within Engineered Solutions, is delivering significant benefits and we are seeing strong order growth across our Detection & Measurement product lines. Our strong first half performance across our Core operations, combined with increased confidence in the second half, enables us to increase our full year Adjusted EPS* and margin guidance.”

Mr. Lowe continued, “Over the last two years, we have taken numerous steps to accelerate work and reduce risks associated with the South African projects. As a result, we now expect to have only one of the original five scopes of work left by the end of 2017. During the first half, we took further actions to accelerate the timeline and improve our control over the projects; and, as a result of these factors, we recorded a charge of $22.9 million to reflect an updated estimate of the cost to complete our work. We now expect substantial completion of our role in South Africa by the end of 2019, approximately one year ahead of our prior expectations. We estimate remaining cash usage from the second half of 2017 through the end of the projects to be approximately $60 to $70 million.”

Second Quarter 2017 Overview:

For the second quarter of 2017 the company reported revenue of $349.7 million and operating income of $4.1 million, compared with $371.4 million and $13.8 million, respectively, in the second quarter of 2016. Net loss per share from continuing operations was $0.19, compared with a net loss per share of $0.25 for the second quarter of 2016.

SPX Core revenue* was $347.7 million and adjusted operating income* was $32.0 million, compared with $351.8 million and $20.8 million, respectively, in the second quarter of 2016. Adjusted earnings per share* for the second quarter of 2017 were $0.44, compared with $0.33 for the second quarter of 2016.

Second Quarter and First Half Financial Comparisons:
GAAP Results†:

($ millions)	Q2 2017	Q2 2016	2017 YTD	2016 YTD
Revenue	$349.7	$371.4	$690.3	$732.0
Segment Income	20.7	32.2	55.0	62.0
Operating Income	4.1	13.8	21.9	41.9
Adjusted Results†:

($ millions)	Q2 2017	Q2 2016	2017 YTD	2016 YTD
Core Revenue*	$347.7	$351.8	$670.1	$691.9
Core Segment Income*	47.3	35.1	86.0	68.3
Adjusted Operating Income*	32.0	20.8	55.7	39.5
† The results of the European Power Generation business, which was sold at the end of Q4 2016, are presented as discontinued operations for 2016.
* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.
HVAC

Revenue for Q2 2017 was $120.3 million, compared with $121.9 million in Q2 2016, a decrease of 1.3%, including a 0.6% decline from currency fluctuations. Organic revenue* decreased 0.7%, due primarily to the timing of revenue associated with cooling shipments, which were more heavily weighted in the first half of 2016.

Segment income was $15.4 million, or 12.8% of revenue, in Q2 2017, compared with $17.1 million, or 14.0% of revenue, in Q2 2016, with the decrease largely due to a less profitable sales mix associated with the timing of revenue from cooling shipments.

Detection & Measurement

Revenue for Q2 2017 was $64.5 million, compared with $60.1 million in Q2 2016, an increase of 7.3%, including a 1.5% decline from currency fluctuations. Organic revenue* increased 8.8% primarily reflecting higher sales of bus fare collection systems and obstruction lighting products.

Segment income was $17.3 million, or 26.8% of revenue, in Q2 2017, compared with $12.1 million, or 20.1% of revenue, in Q2 2016. The 670 basis point increase in segment margins was driven by a higher profit contribution from increased sales of bus fare collection systems and obstruction lighting products as well as lower SG&A costs.

Engineered Solutions

Revenue for Q2 2017 was $164.9 million, compared with $189.4 million in Q2 2016, a decrease of 12.9%, which includes a 1.7% benefit from currency fluctuations. The decrease was driven primarily by a $13.5 million, or 7.1%, reduction in revenue associated with the South African projects charge, and a decline in organic revenue* of 7.5% driven primarily by the timing of transformer shipments.

Segment loss was $12.0 million in Q2 2017, compared with segment income of $3.0 million in Q2 2016. The decline in segment income was driven by the $22.9 million charge associated with our South African projects, partially offset by operating model improvements, a favorable project mix, and cost reductions in our process cooling business.

Engineered Solutions (Core)

Excluding the results of the South African projects, Engineered Solutions recorded Core revenue* for Q2 2017 of $162.9 million, compared with $169.8 million in Q2 2016, a decrease of 4.1%, including a 0.3% benefit from currency fluctuations. The reduction in organic revenue* of 4.4% was driven primarily by the timing of transformer shipments.

Engineered Solutions’ Core income* for Q2 2017 was $14.6 million, or 9.0% of revenue, compared with $5.9 million, or 3.5% of revenue, in Q2 2016. The increase in income and margins* was driven primarily by operating model improvements, a favorable project mix, and cost reductions in our process cooling business.

South African Projects

Revenue attributable to the large South African projects for Q2 2017 was $2.0 million, compared with $19.6 million in Q2 2016. Losses for these projects recorded in our Engineered Solutions segment in Q2 2017 were $26.6 million, compared with a loss of $2.9 million in Q2 2016. During Q2 2017, the company recorded a charge of $22.9 million to revise the amount of expected revenue and costs on the projects in South Africa, which resulted in a reduction in revenue of $13.5 million and an increase in cost of $9.4 million.

Financial Update:

As of July 1, 2017, SPX had total outstanding debt of $367.4 million and total cash and equivalents of $83.5 million. During the second quarter of 2017, net operating cash flow used in continuing operations was $15.1 million and included cash used for the South African projects of $13.7 million. Free cash flow used in continuing operations* totaled $17.7 million. Net leverage, as calculated under the company’s bank credit agreement, was 2.2x, unchanged from Q1 2017.

Raising 2017 Adjusted EPS* Guidance:

SPX now expects 2017 Core revenue* of approximately $1.35 to $1.40 billion, up from the previous guidance range of $1.30 to $1.40 billion. Core segment income margin* is now expected to be approximately 13.0%, up from the previous guidance range of 12.0-13.0%. SPX now expects adjusted operating income margin* to be in the 8.5-9.0% range, up from the previous guidance range of 8.0-9.0%. Adjusted earnings per share* are now expected to be $1.65 to $1.75, up from the previous guidance range of $1.55 to $1.70.

On a year-over-year basis, we expect segment performance to be as follows (changes bolded):

	Revenue	Segment Income Margin %
HVAC	Organic growth* at the lower end of our long-term target range of 2.0-4.0%, with variability driven primarily by winter heating demand	Approximately 16.0%
Detection & Measurement	Organic growth* above the long-term target range of 2.0-6.0%, with variability driven primarily by timing of project-related revenue	Approximately 22.5-23.0% (previously 21.0-22.0%)
Engineered Solutions (Core)*	Organic decline* in mid-single digit %, with flat Transformer revenues and more selective market participation in Process Cooling	Approximately 6.5-7.0% (previously 6.0-7.0%)

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended July 1, 2017 with the Securities and Exchange Commission on or before August, 10, 2017. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 54130622

A replay of the call will be available by telephone through Thursday, August 10th.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 54130622

Upcoming Investor Events: Company management plans to be on the road during August meeting with investors.

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC, detection and measurement, and engineered solutions markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in annual revenue in 2016 and more than 5,000 employees in about 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance. These items include, but are not limited to, transaction and acquisition costs, costs associated with dispositions, the results of our South African projects, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.
SOURCE SPX Corporation.

Investor Contacts:
Paul Clegg, VP, Finance and Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Pat Uotila, Manager, Investor Relations
Phone:  980-474-3806
E-mail: spx.investor@spx.com

Media Contact:
Vivek Dhir, Vice President of Marketing and Business Development
Phone: 980-474-3703
E-mail: vivek.dhir@spx.com

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Revenues	$349.7	$371.4	$690.3	$732.0
Costs and expenses:
Cost of products sold	273.6	280.3	526.1	551.0
Selling, general and administrative	71.4	72.8	141.0	147.1
Intangible amortization	0.1	0.9	0.3	1.8
Special charges, net	0.5	2.4	1.0	2.9
Impairment of intangible assets	—	—	—	4.0
Gain (loss) on sale of dry cooling business	—	(1.2)	—	16.7
Operating income	4.1	13.8	21.9	41.9

Other income (expense), net	(2.1)	0.1	(2.8)	1.3
Interest expense	(4.6)	(3.8)	(8.6)	(7.3)
Interest income	0.3	0.2	0.7	0.4
Income (loss) from continuing operations before income taxes	(2.3)	10.3	11.2	36.3
Income tax provision	(6.0)	(3.8)	(9.2)	(9.6)
Income (loss) from continuing operations	(8.3)	6.5	2.0	26.7

Loss from discontinued operations, net of tax	—	(3.1)	—	(8.6)
Gain (loss) on disposition of discontinued operations, net of tax	(0.7)	(0.4)	6.4	(1.5)
Income (loss) from discontinued operations, net of tax	(0.7)	(3.5)	6.4	(10.1)

Net income (loss)	(9.0)	3.0	8.4	16.6
Less: Net loss attributable to redeemable noncontrolling interests	—	(1.0)	—	(0.4)
Net income (loss) attributable to SPX Corporation common shareholders	$(9.0)	$4.0	$8.4	$17.0
Adjustment related to redeemable noncontrolling interest	—	(18.1)	—	(18.1)
Net income (loss) attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(9.0)	$(14.1)	$8.4	$(1.1)

Amounts attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest:
Income (loss) from continuing operations, net of tax	$(8.3)	$(10.6)	$2.0	$9.0
Income (loss) from discontinued operations, net of tax	(0.7)	(3.5)	6.4	(10.1)
Net income (loss)	$(9.0)	$(14.1)	$8.4	$(1.1)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.19)	$(0.25)	$0.05	$0.22
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.02)	(0.09)	0.15	(0.25)
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.21)	$(0.34)	$0.20	$(0.03)

Weighted-average number of common shares outstanding — basic	42.388	41.594	42.249	41.443

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.19)	$(0.25)	$0.04	$0.22
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.02)	(0.09)	0.15	(0.25)
Net income (loss) per share attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$(0.21)	$(0.34)	$0.19	$(0.03)

Weighted-average number of common shares outstanding — diluted	42.388	41.594	43.622	41.754

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 1,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and equivalents	$83.5	$99.6
Accounts receivable, net	252.0	251.7
Inventories, net	168.3	145.7
Other current assets	35.1	30.6
Total current assets	538.9	527.6
Property, plant and equipment:
Land	15.4	15.4
Buildings and leasehold improvements	119.5	117.3
Machinery and equipment	334.1	329.8
	469.0	462.5
Accumulated depreciation	(277.4)	(267.0)
Property, plant and equipment, net	191.6	195.5
Goodwill	344.1	340.4
Intangibles, net	118.4	117.9
Other assets	671.9	680.5
Deferred income taxes	64.5	50.6
TOTAL ASSETS	$1,929.4	$1,912.5

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$140.8	$137.6
Accrued expenses	291.2	304.3
Income taxes payable	1.3	1.7
Short-term debt	33.9	14.8
Current maturities of long-term debt	18.1	17.9
Total current liabilities	485.3	476.3

Long-term debt	315.4	323.5
Deferred and other income taxes	45.6	42.4
Other long-term liabilities	874.4	878.7
Total long-term liabilities	1,235.4	1,244.6

Equity:
Common stock	0.5	0.5
Paid-in capital	1,301.5	1,307.9
Retained deficit	(823.2)	(831.6)
Accumulated other comprehensive income	234.2	235.1
Common stock in treasury	(504.3)	(520.3)
Total equity	208.7	191.6
TOTAL LIABILITIES AND EQUITY	$1,929.4	$1,912.5

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	July 1, 2017	July 2, 2016	Δ	%/bps	July 1, 2017	July 2, 2016	Δ	%/bps
HVAC reportable segment

Revenues	$120.3	$121.9	$(1.6)	(1.3)%	$230.4	$233.5	$(3.1)	(1.3)%
Gross profit	38.2	41.1	(2.9)		76.4	80.5	(4.1)
Selling, general and administrative expense	22.7	23.9	(1.2)		44.3	47.3	(3.0)
Intangible amortization expense	0.1	0.1	—		0.2	0.2	—
Income	$15.4	$17.1	$(1.7)	(9.9)%	$31.9	$33.0	$(1.1)	(3.3)%
as a percent of revenues	12.8%	14.0%		-120 bps	13.8%	14.1%		-30 bps

Detection & Measurement reportable segment

Revenues	$64.5	$60.1	$4.4	7.3%	$118.1	$115.5	$2.6	2.3%
Gross profit	31.9	28.3	3.6		56.7	54.2	2.5
Selling, general and administrative expense	14.6	16.0	(1.4)		28.2	30.7	(2.5)
Intangible amortization expense	—	0.2	(0.2)		—	0.4	(0.4)
Income	$17.3	$12.1	$5.2	43.0%	$28.5	$23.1	$5.4	23.4%
as a percent of revenues	26.8%	20.1%		670 bps	24.1%	20.0%		410 bps

Engineered Solutions reportable segment

Revenues	$164.9	$189.4	$(24.5)	(12.9)%	$341.8	$383.0	$(41.2)	(10.8)%
Gross profit	6.0	21.7	(15.7)		31.1	46.1	(15.0)
Selling, general and administrative expense	18.0	18.1	(0.1)		36.4	39.0	(2.6)
Intangible amortization expense	—	0.6	(0.6)		0.1	1.2	(1.1)
Income (loss)	$(12.0)	$3.0	$(15.0)	(500.0)%	$(5.4)	$5.9	$(11.3)	(191.5)%
as a percent of revenues	(7.3)%	1.6%		-890 bps	(1.6)%	1.5%		-310 bps

Consolidated Revenues	$349.7	$371.4	$(21.7)	(5.8)%	$690.3	$732.0	$(41.7)	(5.7)%
Consolidated Segment Income	20.7	32.2	(11.5)	(35.7)%	55.0	62.0	(7.0)	(11.3)%
as a percent of revenues	5.9%	8.7%		-280 bps	8.0%	8.5%		-50 bps

Total income for reportable segments	$20.7	$32.2	$(11.5)		$55.0	$62.0	$(7.0)
Corporate expense	11.3	8.6	2.7		22.7	20.0	2.7
Pension and postretirement expense	1.2	2.8	(1.6)		2.6	3.8	(1.2)
Long-term incentive compensation expense	3.6	3.4	0.2		6.8	6.1	0.7
Impairment of intangible assets	—	—	—		—	4.0	(4.0)
Special charges, net	0.5	2.4	(1.9)		1.0	2.9	(1.9)
Gain (loss) on sale of dry cooling business	—	(1.2)	1.2		—	16.7	(16.7)
Consolidated operating income	$4.1	$13.8	$(9.7)	(70.3)%	$21.9	$41.9	$(20.0)	(47.7)%
as a percent of revenues	1.2%	3.7%		-250 bps	3.2%	5.7%		-250 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Cash flows from (used in) operating activities:
Net Income (loss)	$(9.0)	$3.0	$8.4	$16.6
Less: Income (loss) from discontinued operations, net of tax	(0.7)	(3.5)	6.4	(10.1)
Income (loss) from continuing operations	(8.3)	6.5	2.0	26.7
Adjustments to reconcile income (loss) from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.5	2.4	1.0	2.9
(Gain) loss on sale of dry cooling business	—	1.2	—	(16.7)
Impairment of intangible assets	—	—	—	4.0
Deferred and other income taxes	0.1	0.4	(3.8)	1.7
Depreciation and amortization	6.3	6.5	12.6	13.2
Pension and other employee benefits	3.3	4.7	7.5	8.6
Long-term incentive compensation	3.6	3.4	6.8	6.1
Other, net	0.1	(0.4)	1.7	1.4
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	(27.6)	12.5	6.1	33.9
Inventories	(7.1)	7.0	(20.3)	(17.5)
Accounts payable, accrued expenses and other	14.4	(6.5)	(22.3)	(76.8)
Cash spending on restructuring actions	(0.4)	(0.8)	(1.0)	(1.2)
Net cash from (used in) continuing operations	(15.1)	36.9	(9.7)	(13.7)
Net cash used in discontinued operations	(2.0)	(14.1)	(5.7)	(25.7)
Net cash from (used in) operating activities	(17.1)	22.8	(15.4)	(39.4)

Cash flows from (used in) investing activities:
Proceeds from asset sales	—	0.1	—	46.0
Capital expenditures	(2.6)	(2.0)	(4.8)	(3.7)
Net cash from (used in) continuing operations	(2.6)	(1.9)	(4.8)	42.3
Net cash used in discontinued operations	—	(2.0)	—	(2.3)
Net cash from (used in) investing activities	(2.6)	(3.9)	(4.8)	40.0

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	16.0	36.1	16.0	65.0
Repayments under senior credit facilities	(20.4)	(45.8)	(24.7)	(65.0)
Borrowings under trade receivables financing arrangement	40.0	—	40.0	20.0
Repayments under trade receivables financing arrangement	(19.0)	—	(19.0)	(20.0)
Net repayments under other financing arrangements	(4.4)	(7.0)	(2.7)	(0.6)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	0.7	0.1	(1.8)	(1.6)
Net cash from (used in) continuing operations	12.9	(16.6)	7.8	(2.2)
Net cash used in discontinued operations	—	—	—	—
Net cash from (used in) financing activities	12.9	(16.6)	7.8	(2.2)
Change in cash and equivalents due to changes in foreign currency exchange rates	(2.4)	1.8	(3.7)	2.2
Net change in cash and equivalents	(9.2)	4.1	(16.1)	0.6
Consolidated cash and equivalents, beginning of period	92.7	97.9	99.6	101.4
Consolidated cash and equivalents, end of period	$83.5	$102.0	$83.5	$102.0

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

Six months ended
July 1, 2017
Beginning cash and equivalents	$99.6
Cash used in continuing operations	(9.7)
Capital expenditures	(4.8)
Borrowings under senior credit facilities	16.0
Repayments under senior credit facilities	(24.7)
Net borrowings under other financing arrangements	18.3
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(1.8)
Cash used in discontinued operations	(5.7)
Change in cash due to changes in foreign currency exchange rates	(3.7)
Ending cash and equivalents	$83.5

	Debt at				Debt at
	December 31, 2016	Borrowings	Repayments	Other	July 1, 2017
Domestic revolving loan facility	$—	$16.0	$(16.0)	$—	$—
Term loan	341.2	—	(8.7)	—	332.5
Trade receivables financing arrangement	—	40.0	(19.0)	—	21.0
Other indebtedness	16.6	21.4	(24.1)	1.4	15.3
Less: Deferred financing costs associated with the term loan	(1.6)	—	—	0.2	(1.4)
Totals	$356.2	$77.4	$(67.8)	$1.6	$367.4

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC, DETECTION & MEASUREMENT AND ENGINEERED SOLUTIONS SEGMENTS
(Unaudited)

	Three months ended July 1, 2017
	HVAC	Detection & Measurement	Engineered Solutions
Net Revenue Growth (Decline)	(1.3)%	7.3%	(12.9)%

Exclude: Foreign Currency	(0.6)%	(1.5)%	1.7%

Exclude: South Africa revenue revision	—%	—%	(7.1)%

Organic Revenue Growth (Decline)	(0.7)%	8.8%	(7.5)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ENGINEERED SOLUTIONS (CORE) ORGANIC REVENUE
(Unaudited)

Three months ended
July 1, 2017
Engineered Solutions Segment Net Revenue Decline	(12.9)%

Adjustment to Exclude South African projects	(8.8)%

Engineered Solutions (Core) Revenue Decline	(4.1)%

Exclude: Foreign Currency	0.3%

Engineered Solutions (Core) Organic Revenue Decline	(4.4)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended		Six months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Consolidated revenue	$349.7	$371.4	$690.3	$732.0

Exclude: South African projects	2.0	19.6	20.2	40.1

Core revenue	$347.7	$351.8	$670.1	$691.9

Total segment income	$20.7	$32.2	$55.0	$62.0

Exclude: South African projects	(26.6)	(2.9)	(31.0)	(6.3)

Core segment income	$47.3	$35.1	$86.0	$68.3
as a percent of Core revenues (1)	13.6%	10.0%	12.8%	9.9%

ENGINEERED SOLUTIONS SEGMENT:	Three months ended
	July 1, 2017	July 2, 2016
Engineered Solutions revenue	$164.9	$189.4

Exclude: South African projects	2.0	19.6

Engineered Solutions (Core) revenue	$162.9	$169.8

Engineered Solutions Segment income (loss)	$(12.0)	$3.0

Exclude: South African projects	(26.6)	(2.9)

Engineered Solutions (Core) income	$14.6	$5.9
as a percent of Engineered Solutions (Core) revenues (1)	9.0%	3.5%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Operating income	$4.1	$13.8	$21.9	$41.9

Exclude:
South African projects	26.6	2.9	31.0	6.3

Non-service pension and postretirement items	1.3	2.9	2.8	4.0

(Gain) loss on sale of Dry Cooling	—	1.2	—	(16.7)

Non-cash impairment of intangible assets	—	—	—	4.0

Adjusted operating income	$32.0	$20.8	$55.7	$39.5
as a percent of Core revenues (1)	9.2%	5.9%	8.3%	5.7%

(1) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 1, 2017
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$20.7	$26.6	$47.3
Corporate expense	(11.3)	—	(11.3)
Pension and postretirement income (expense) (2)	(1.2)	1.3	0.1
Long-term incentive compensation expense	(3.6)	—	(3.6)
Special charges, net	(0.5)	—	(0.5)
Operating income	4.1	27.9	32.0

Other expense, net (3)	(2.1)	0.3	(1.8)
Interest expense, net (4)	(4.3)	0.3	(4.0)
Income (loss) from continuing operations before income taxes	(2.3)	28.5	26.2
Income tax provision	(6.0)	(0.8)	(6.8)
Income (loss) from continuing operations	(8.3)	27.7	19.4

Dilutive shares outstanding	42.388		43.789

Income (loss) per share from continuing operations	$(0.19)		$0.44

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents removal of foreign currency losses associated with the South African projects.

(4) Adjustment relates to removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 2, 2016
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	32.2	2.9	35.1
Corporate expense	(8.6)	—	(8.6)
Pension and postretirement income (expense) (2)	(2.8)	2.9	0.1
Long-term incentive compensation expense	(3.4)	—	(3.4)
Special charges, net	(2.4)	—	(2.4)
Loss on sale of dry cooling business (3)	(1.2)	1.2	—
Operating income	13.8	7.0	20.8

Other income, net (4)	0.1	2.1	2.2
Interest expense, net	(3.6)	—	(3.6)
Income from continuing operations before income taxes	10.3	9.1	19.4
Income tax provision	(3.8)	(1.9)	(5.7)
Income from continuing operations	6.5	7.2	13.7
Less: Net loss attributable to redeemable noncontrolling interest (5)	(1.0)	0.9	(0.1)
Net income from continuing operations attributable to SPX Corporation common shareholders	7.5	6.3	13.8

Adjustment related to redeemable noncontrolling interest (5)	(18.1)	18.1	—
Net income (loss) from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	$(10.6)	$24.4	$13.8

Dilutive shares outstanding	41.594		41.954

Income (loss) per share from continuing operations	$(0.25)		$0.33

(1) Adjustment represents the removal of operating losses associated with the South African projects.

(2) Adjustment represents the removal of non-service pension and postretirement items.

(3) Adjustment represents removal of loss on sale of dry cooling business.

(4) Adjustment represents removal of foreign currency losses associated with the South African projects.

(5) Adjustment represents removal of noncontrolling interest amounts associated with the South African projects.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - FREE CASH FLOW USED IN CONTINUING OPERATIONS
(Unaudited; in millions)

Three months ended
July 1, 2017
Net cash used in continuing operations	$(15.1)

Capital expenditures - continuing operations	(2.6)

Free cash flow used in continuing operations	$(17.7)